UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            _____________________

                                  FORM 8-K
                            _____________________


            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NO.: 0-28887



                        Date of Report: March 31, 2005



                            GREENWORKS CORPORATION
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             (Exact name of registrant as specified in its charter)


           Delaware                                     22-3328734
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    (State of other jurisdiction of                    (IRS Employer
     incorporation or organization                      Identification No.)


     111 Howard Boulevard, Suite 108, Mt. Arlington New Jersey    07856
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     (Address of principal executive offices)                  (Zip Code)


                                 (973) 398-8183
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              (Registrant's telephone number including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material  Definitive Agreement

On March 31, 2005 GreenWorks terminated its consulting agreements with:

     a. Cyrus Capital, LLC. This agreement had required GreenWorks to pay $125,000 in cash or stock for services. The sole member of Cyrus Capital is the brother of the Chairman of GreenWorks.

     b. Four acquisition consultants. These agreements, in aggregate, had required GreenWorks to pay a total of $350,000 in cash or stock for services.

     c. Three business consultants. These agreements, in aggregate, had required GreenWorks to pay a total of $320,000 in cash or stock for services.

On March 31, 2005 GreenWorks also amended its consulting agreements with
Candent Corporation and Serenity Capital, LLC.   The amendments eliminated
the rights of the consultants to obtain price protection with respect to common shares issued to the consultants pursuant to the agreements. The President of Candent Corporation is the spouse of the Chairman of GreenWorks. The sole member of Serenity Capital, LLC is the father of the Chairman of GreenWorks.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      GREENWORKS CORPORATION
Dated:  April 22, 2005
                                      By: /s/ Kevin Kreisler
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                                      Kevin Kreisler, Chief Executive Officer